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                AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT


     This Amendment, dated as of the 1st day of April, 2000 made by and between Stratton Growth Fund, Inc. (the "Company") operating as a registered investment company under the Investment Company Act of 1940, as amended, and PFPC, Inc.
(PFPC), a Delaware corporation (collectively, the "Parties").

     WHEREAS, the Parties originally entered into a Transfer Agent Services Agreement dated as of September 27, 1985 (the "Agreement"), as amended February 28, 1999, wherein PFPC agreed to provide certain services to the Company; and

     WHEREAS, the Parties wish to amend the Agreement to extend the term of the Agreement and revise Schedule "B" to the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     1. The Agreement shall continue until terminated by the Company or by PFPC on ninety (90) days' prior written notice to the other party. In the event the Company gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider, and all trailing expenses incurred by PFPC, will be borne by the Company.

     2. Schedule "B" to the Agreement shall be deleted and replaced with the attached Schedule "B".


     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with amendment Schedule "B", to be signed by their duly authorized officers as of the day and year first above written.


Stratton Growth Fund, Inc.          PFPC Inc.



__________________________          ______________________________
By:  James W. Stratton              By:  Stephen M. Wynne
     Chairman                            Executive Vice President

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                                                                      Schedule B
                                                                      ==========

                             Compensation Schedule
                                      For
                           Stratton Growth Fund, Inc.


Fees Related to Shareholder and Transfer Agency Services
(To be Effective June 1, 2000)

Account Fee:

Annual and semi-annual dividend              $17.00 per account per annum
Quarterly, monthly and daily dividend        $19.00 per account per annum
CDSC Funds add 12% to annual per account fee
Inactive account                             $  .30 per account per month

Fees are billed monthly based on 1/12/th/ of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

Monthly Minimum Fee:                         $2,500.00 per Class/Portfolio
Transaction Charges:

Manual Financial/Non-Financial         $ 1.50 per transaction
Telephone/Wire Orders                  $ 4.00 per purchase/redemption
New account opening                    $  .40 per account (electronic interface)
                                       $ 5.00 per account (paper)
Customer Services/Broker Phone Calls   $ 2.00 per call
12b-1 calculation                      $  .25 per account, per cycle
IRA/Qualified Plan processing:         $12.00 per Social Security Number, per
annum*
                                       $ 2.50 per distribution*
                                       $25.00 per transfer in or transfer out*

*Shareholder may pay

FundServ Processing (if applicable):

$50.00 per month/per fund monthly maintenance fee

Networking Processing (if applicable):

$75.00 per month/per fund monthly maintenance fee
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Literature Fulfillment Services:

$2.00 per inquiry/fulfillment

Optional Services and Out-of-Pocket:

There will be additional charges related to optional services and out-of-pocket expenses including, but not limited to, the following:

Conversion/deconversion expenses, custom programming/development, custom interfaces, price/rate reruns, individual state tax filings, third party administrator support, ad hoc reports, travel and training, shareholder internet access, statement of average cost, voice response and voice recognition services, banking services, consolidated statements, postage and mailing.